PIONEER POWER SOLUTIONS, INC. 8-K

Exhibit 99.1

Heliox Energy Selects Pioneer’s e-Boost Solution to Recharge VinFast EVs at Port of Entry

e-Boost to Ensure Charged EVs are Delivered Quickly to Consumers

FORT LEE, N.J., October 28, 2022 /PRNewswire/ -- Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer,” "Pioneer Power" or the "Company"), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that it has agreed to provide two of its new 400 Kw, propane-powered mobile charging e-Boost systems to Heliox Energy, a leader in smart energy management solutions supporting the e-mobility transition. The e-Boost systems will be deployed at the Port of Benicia in California to fast charge VinFast EVs imported from overseas manufacturing facilities before they are delivered directly to consumers. VinFast, a member of Vingroup, is a state-of-the-art EV automotive manufacturing business. Vingroup is a Vietnamese conglomerate with annual revenues of approximately $4.8 billion.

“We continue to identify and service a broader base of use-cases for our e-Boost initiative, a anytime/anywhere EV charging solution, which demonstrates that we are meeting a previously unmet need, particularly with EV manufacturers,” commented Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer. “EVs arriving from overseas need to be recharged after they disembark from shipping vessels, and the current ports lack an EV charging infrastructure to meet this demand. Our rapid charging e-Boost systems expedite this process, helping VinFast get EVs to eager consumers faster. Increasingly, EV manufacturers and retailers, providers of EV charging infrastructure and high-traffic event and consumer spaces are recognizing the value of flexible, adaptable EV charging solutions like our suite of e-Boost products, and we expect additional applications of this technology. As EV demand continues to outpace the EV charging infrastructure, we expect to address additional use cases.”

Pioneer Power expects to deliver both 400 Kw e-Boost systems to VinFast before the end of the first quarter of 2023.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock and (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com